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                                                                    EXHIBIT 2.2


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         CANDLEWOOD HOTEL COMPANY, INC.


                  Candlewood Hotel Company, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation") hereby certifies as follows:

                  1. The undersigned is the duly elected, qualified and acting Executive Vice President, Chief Financial Officer and Secretary of the Corporation.

                  2. The name of the Corporation is Candlewood Hotel Company, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on August 16, 1996 under the same name.

                  3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, and having been adopted in accordance therewith, this Restated Certificate of Incorporation restates and integrates and amends the provisions of the Certificate of Incorporation of this Corporation.

                  4. The text of the Certificate of Incorporation of the Corporation, as it may have heretofore been amended or supplemented, is hereby further amended and restated to read in its entirety as follows:

                  FIRST: The name of the Corporation (hereinafter the "Corporation") is

                  Candlewood Hotel Company, Inc.

                  SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is:

                           THE CORPORATION TRUST COMPANY
                           Corporation Trust Center
                           1209 Orange Street
                           Wilmington, New Castle County, Delaware 19801

                  THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred and Five Million (105,000,000), to be divided into two classes designated "Common Stock" and "Preferred Stock". The Corporation shall be authorized to issue (a) One Hundred Million (100,000,000) shares of Common Stock, par value $.01 per share, and (b) Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share.


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                  The Board of Directors is hereby empowered to cause the
Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, to cause such Preferred Stock to be issued in series with such voting powers and such designations, preferences, privileges and relative, participating, optional or other special rights as designated by the Board of Directors in the resolution providing for the issuance of such series and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issue of shares of that series. Shares of Preferred Stock of any one series shall be identical in all respects.

                  All shares of any series of Preferred Stock which shall have been redeemed, converted, exchanged or otherwise surrendered to or acquired by the Corporation pursuant to its terms, shall be cancelled and have the status of authorized but unissued shares of Preferred Stock of the Corporation.

                  FIFTH: Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, if any, to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. At each annual meeting of the stockholders of the Corporation, the directors shall be elected to hold office until such person's successor is elected and qualified or until such person's death, retirement, resignation or removal. The directors need not be stockholders.

                  SIXTH: Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, if any, any or all of the directors of the Corporation may be removed from office by the stockholders only for cause and only by the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of the Corporation at any annual or special meeting of stockholders of the Corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting.

                  SEVENTH: Newly created directorships resulting from any increase in the authorized number of directors or any vacancy on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. No decrease in


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the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  EIGHTH: Effective upon the closing of the Corporation's initial sale of its Common Stock in a firm commitment underwriting involving a public offering pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

                  NINTH: Special meetings of the stockholders of the Corporation, for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, the Chairman or any Co-Chairman of the Board of Directors and shall be held at such place, on such date, and at such time as shall be fixed by the person or persons calling the meeting, but such special meetings may not be called by any other person or persons. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  TENTH: At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Article TENTH. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

                  The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this


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Article TENTH. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article TENTH, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

                  This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                  ELEVENTH: Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, if any, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article ELEVENTH. Such nominations, other than those made by or at the direction of the Board or by any nominating committee or person appointed by the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponement, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal number of shares of capital stock of the Corporation which are beneficially owned by the person and (iii) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of the stockholder and
(ii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.

                  The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Article ELEVENTH. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article ELEVENTH, he shall so declare at the annual meeting and any such defective nomination shall be disregarded.



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                  TWELFTH: Notwithstanding anything contained in this Restated
Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Common Stock of the Corporation shall be required to amend or repeal Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH, THIRTEENTH or FOURTEENTH of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith.

                  The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock of the Corporation shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

                  THIRTEENTH: (a) Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subparagraph (b) hereof, indemnification in connection with a proceeding (or part thereof) initiated by such person shall be permitted hereunder only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article THIRTEENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to


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repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article THIRTEENTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (b) If a claim under subparagraph (a) of this Article THIRTEENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or otherwise to enforce his or her rights to indemnification and payment of expenses and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article THIRTEENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  FOURTEENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                  FIFTEENTH: The Corporation is to have perpetual existence.



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                  SIXTEENTH: From time to time any of the provisions of this
Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article SIXTEENTH.

                  IN WITNESS WHEREOF, this Corporation has caused this Restated Certificate of Incorporation to be signed by Warren D. Fix, its Executive Vice President, Chief Financial Officer and Secretary, this 14th day of October, 1996.


                                        CANDLEWOOD HOTEL COMPANY, INC.,
                                        A DELAWARE CORPORATION



                                        By:      /s/ Warren D. Fix
                                                 -------------------------------
                                                 Warren D. Fix
                                                 Executive Vice President, Chief
                                                 Financial Officer and Secretary


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